      As filed with the Securities and Exchange Commission on June 30, 1999
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                           PAIRGAIN TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

          Delaware                                             33-0282809
  (State or other jurisdiction                               (IRS Employer
of incorporation or organization)                         Identification Number)

                              14402 Franklin Avenue
                            Tustin, California 92780
               (Address of principal executive offices) (zip code)

                                   ----------

                           PAIRGAIN TECHNOLOGIES, INC.
                      1993 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plan)

                                   ----------

                                 Michael Pascoe
                      President and Chief Executive Officer
                           PAIRGAIN TECHNOLOGIES, INC.
                              14402 Franklin Avenue
                            Tustin, California 92780
                                 (714) 832-9922
(Name, address and telephone number, including area code, of agent for service)

                                   ----------


=========================================================================================================================
                                                                      Proposed maximum     Proposed maximum
                                                  Amount to be         offering price         aggregate        Aggregate
    Title of securities to be registered          registered(1)           per share(2)    offering price(2)    filing fee
    ------------------------------------          -------------       ----------------    -----------------    ----------
1993 Stock Option/Stock Issuance Plan

  Common Stock,  $.0005 par value               2,000,000 shares           $11.25            $22,500,000        $6,255.00
=========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Registrant's 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on June 28, 1999, as reported by the Nasdaq Stock Market(SM).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Incorporation of Documents by Reference

        PairGain Technologies, Inc., a Delaware corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents which were previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on March 31, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the SEC on May 17, 1999; and

         (c) The Registrant's Registration Statements on Form 8-A filed with the SEC on August 6, 1993 and December 15, 1998, respectively, pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers

         Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against any liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute or any provision of the Registrant's Certificate of Incorporation or Bylaws or under any agreement or vote of the stockholders or disinterested directors or otherwise.

         The Registrant's Restated Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of their fiduciary duty of care to the Registrant and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

         In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers beyond the indemnification provided for in the Restated Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.  Exemption from Registration Claimed

         Not Applicable.

ITEM 8.  Exhibits

Exhibit Number      Exhibit
--------------      -------
     4              Instruments Defining Rights of Stockholders. Reference is
                    made to Registrant's Registration Statements on Form 8-A,
                    including the exhibits thereto, which are incorporated
                    herein by reference pursuant to Item 3(c).
     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1            Independent Auditors' Consent - Deloitte & Touche LLP.
    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
    24              Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
    99.1            1993 Stock Option/Stock Issuance Plan (Amended and Restated
                    as of January 14, 1999).
    99.2*           Form of Notice of Grant.
    99.3*           Form of Stock Option Agreement.
    99.4*           Addendum to Stock Option Agreement - Change in Control.
    99.5*           Addendum to Stock Option Agreement - Financial Assistance.
    99.6*           Addendum to Stock Option Agreement - Special Tax Election.
    99.7*           Addendum to Stock Option Agreement - Limited Stock
                    Appreciation Rights.
    99.8*           Form of Stock Issuance Agreement.

-----------------

  * Exhibits 99.2 through 99.8 are incorporated herein by reference to Exhibits 99.2 through 99.8, respectively, to Registrant's Registration Statement No. 33-96080 on Form S-8 filed with the SEC on August 21, 1995.

ITEM 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on June 30, 1999.


                                       PAIRGAIN TECHNOLOGIES, INC.



                                       By: /s/ MICHAEL PASCOE
                                           -------------------------------------
                                           Michael Pascoe
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of PairGain Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Michael Pascoe and Charles W. McBrayer and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                TITLE                                    DATE
---------                                -----                                    ----
/s/ MICHAEL PASCOE                       President, Chief Executive Officer       June 30, 1999
-----------------------------------      and Director (Principal Executive
Michael Pascoe                           Officer)



/s/ CHARLES W. MCBRAYER                  Executive Vice President, Chief          June 30, 1999
-----------------------------------      Financial Officer and Secretary
Charles W. McBrayer                      (Principal Financial Officer)


/s/ ROBERT R. PRICE                      Vice President and Corporate             June 30, 1999
-----------------------------------      Controller (Principal Accounting
Robert R. Price                          Officer)


SIGNATURE                                TITLE                                    DATE
---------                                -----                                    ----


/s/ CHARLES S. STRAUCH                   Chairman of the Board                    June 30, 1999
-----------------------------------
Charles S. Strauch


/s/ HOWARD S. FLAGG                      Executive Vice President, Business       June 30, 1999
-----------------------------------      Development and Director
Howard S. Flagg


/s/ BENEDICT A. ITRI                     Executive Vice President, Chief          June 30, 1999
-----------------------------------      Technical Officer and Director
Benedict A. Itri


/s/ HOWARD G. BUBB                       Director                                 June 30, 1999
-----------------------------------
Howard G. Bubb


/S/ ROBERT C. HAWK                       Director                                 June 30, 1999
-----------------------------------
Robert C. Hawk


/S/ ROBERT A. HOFF                       Director                                 June 30, 1999
-----------------------------------
Robert A. Hoff


/S/ B. ALLEN LAY                         Director                                 June 30, 1999
-----------------------------------
B. Allen Lay

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                           PAIRGAIN TECHNOLOGIES, INC.

                                  EXHIBIT INDEX


Exhibit Number      Exhibit
--------------      -------
     4              Instruments Defining Rights of Stockholders. Reference is
                    made to Registrant's Registration Statements on Form 8-A,
                    including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c).

     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1            Independent Auditors' Consent - Deloitte & Touche LLP.

    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1 1993 Stock Option/Stock Issuance Plan (Amended and Restated as of January 14, 1999).

    99.2*           Form of Notice of Grant.

    99.3*           Form of Stock Option Agreement.

    99.4*           Addendum to Stock Option Agreement - Change in Control.

    99.5*           Addendum to Stock Option Agreement - Financial Assistance.

    99.6*           Addendum to Stock Option Agreement - Special Tax Election.

    99.7*           Addendum to Stock Option Agreement - Limited Stock
                    Appreciation Rights.

    99.8*           Form of Stock Issuance Agreement.

    * Exhibits 99.2 through 99.8 are incorporated herein by reference to Exhibits 99.2 through 99.8, respectively, to Registrant's
           Registration Statement No. 33-96080 on Form S-8 filed with the SEC on August 21, 1995.